PRICING SUPPLEMENT NO. 114                                        Rule 424(b)(3)
DATED: June 10, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                 Floating Rate Notes        Book Entry Notes
$70,000,000                       [x]                        [x]

Original Issue Date:              Fixed Rate Notes           Certificated Notes
June 15, 1998                     [_]                        [_]


Maturity Date:                    CUSIP#: 073928 DA 8
June 15, 1999

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:



                                                 Optional         Optional
                         Redemption              Repayment        Repayment
Redeemable On            Price(s)                Date(s)          Price(s)
-------------            --------                -------          --------

N/A                      N/A                     N/A              N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]     Commercial Paper Rate              Minimum Interest Rate: N/A

[_]     Federal Funds Rate                 Interest Reset Date(s): *

[_]     Treasury Rate                      Interest Reset Period: Monthly

[_]     LIBOR Reuters                      Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                         Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): -0.03%
------------------------------------------


NYFS04...:\25\22625\0122\2041\SUP5298P.46D

*     The 15th of each month.

**    The 15th of each month.

*** The one-month LIBOR rate on June 11, 1998 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.